EXHIBIT 99.5



                      FORM OF SECURITIES PURCHASE AGREEMENT


           SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of August 12, 1998, between AZUREL LTD., a corporation organized under the laws of the State of Delaware (the "COMPANY"), and each of the purchasers (the "PURCHASERS") set forth on the execution pages hereof (the "EXECUTION PAGES").

           WHEREAS:

           A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT").

           B. The Company desires to sell, and each Purchaser desires to purchase severally and not jointly, upon the terms and conditions stated in this Agreement, units (the "UNITS"), each Unit consisting of (i) one share of the Company's Series A Convertible Preferred Stock, par value $.001 per share (the "PREFERRED SHARES"), convertible into shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), and (ii) a warrant, in the form attached hereto as EXHIBIT B (the "WARRANT"), to acquire 375 shares of Common Stock. The rights, preferences and privileges of the Preferred Shares, including the terms upon which such Preferred Shares are convertible into shares of Common Stock, are set forth in the form of Certificate of Designations, Preferences and Rights attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATION"). The shares of Common Stock issuable upon conversion of the Preferred Shares or otherwise pursuant to the Certificate of Designation are referred to herein as the "CONVERSION SHARES" and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "WARRANT SHARES." The Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares are collectively referred to herein as the "SECURITIES" and each of them may individually be referred to herein as a "SECURITY."

           C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.



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           NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

1.         PURCHASE AND SALE OF UNITS.
           ---------------------------

           (a) PURCHASE OF UNITS AND CLOSING. Subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, the Purchasers, severally but not jointly, agree to purchase, that number of the Units set forth on such Purchaser's Execution Page. The purchase price (the "PURCHASE PRICE") per Unit shall be equal to One Thousand Dollars ($1,000.00). The issuance and sale of the Units shall take place, subject to the satisfaction or waiver of the conditions precedent thereto, in two closings, the first of which is referred to herein as the "FIRST CLOSING," the second of which is referred to herein as the "SECOND CLOSING," and the First Closing and the Second Closing are collectively referred to herein as the "CLOSINGS." The Second Closing shall occur, if at all, at the sole discretion of the Purchasers at any time during the period beginning on the six (6) month anniversary of the First Closing Date and ending on the twenty-four (24) month anniversary of the First Closing Date. The aggregate purchase price of the Units being acquired by each Purchaser at each of the Closings is set forth on such Purchaser's Execution Page. The Closings of the purchase, sale and exchange of the Units to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, LLP, 1401 Walnut Street, 8th Floor, Philadelphia, PA 19102. The date and time of the Closings (the "CLOSING DATES") shall be (i) in the case of the First Closing on August 12, 1998 and (ii) in the case of the Second Closing, if the Purchasers shall elect at their option to conduct a Second Closing, as soon as practicable after the satisfaction or waiver of the conditions precedent thereto set forth in Section 6 and Section 7, but not earlier than February 12, 1999 and not later than August 12, 2000, or in each case at such time and date thereafter as the Purchasers and the Company may agree. Each Purchaser's obligation to purchase Units hereunder is distinct and separate from each other Purchaser's obligation to purchase Units and no Purchaser shall be required to purchase hereunder more than the number of Units set forth on such Purchaser's Execution Page hereto notwithstanding any failure by any other Purchaser to purchase Units hereunder nor shall any Purchaser have any liability by reason of any such failure by any other Purchaser.

           (b) FORM OF PAYMENT. On each Closing Date, each Purchaser shall pay the aggregate Purchase Price for the Units being purchased by such Purchaser on the such Closing Date by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing the Preferred Shares and duly executed Warrants being purchased by such Purchaser and the Company shall deliver such certificates and Warrants against delivery of such aggregate Purchase Price.

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2.         PURCHASERS' REPRESENTATIONS AND WARRANTIES
           ------------------------------------------

           Each Purchaser severally and not jointly represents and warrants to the Company as follows:

           (a) PURCHASE FOR OWN ACCOUNT, ETC. Purchaser is purchasing the Units for Purchaser's own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

           (b) ACCREDITED INVESTOR STATUS. Purchaser is an "ACCREDITED INVESTOR" as that term is defined in Rule 501(a) of Regulation D.

           (c) RELIANCE ON EXEMPTIONS. Purchaser understands that the Units are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Units.

           (d) INFORMATION. Purchaser and its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Units which have been specifically requested by Purchaser or its counsel. Purchaser and its counsel have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other investigation conducted by Purchaser or its counsel or any of its representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in
Section 3 below. Purchaser understands that Purchaser's investment in the Units involves a high degree of risk.

           (e) GOVERNMENTAL REVIEW. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Units.

           (f) TRANSFER OR RESALE. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless (a) the resale of the Securities has been registered thereunder; or (b) Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) the Securities are sold under Rule 144 promulgated under the Securities Act (or a successor rule) ("RULE 144"); or (d) the Securities are sold or transferred to an affiliate of Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 2(f) and who is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

           (g) LEGENDS. Purchaser understands that the certificates for the Preferred Shares and the Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser under Rule 144, the certificates for the Conversion Shares and Warrant Shares may bear a restrictive legend in substantially the following form:

           The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred under an available exemption from the registration requirements of those laws.

           The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement; (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or
(c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144. Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement, under an exemption from the registration requirements of the Securities Act or in accordance with Rule 144. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and Purchaser shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

           (h) AUTHORIZATION; ENFORCEMENT. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable against Purchaser in accordance with their terms.

           (i) RESIDENCY. Purchaser is a resident of the jurisdiction set forth under Purchaser's name on the Execution Page hereto executed by Purchaser.

           (j) ACKNOWLEDGMENTS REGARDING PLACEMENT AGENT. Purchaser acknowledges that The Zanett Securities Corporation is acting as placement agent (the "PLACEMENT AGENT") for the Securities being offered hereby and will be compensated by the Company for acting in such capacity. Purchaser further acknowledges that the Placement Agent has acted solely as placement agent in connection with the offering of the Securities by the Company, that the information and data provided to Purchaser and referred to in subsection (d) above or otherwise in connection with the transactions contemplated hereby have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. Purchaser further acknowledges that in making its decision to enter into this Agreement and purchase the Securities it has relied on the Company's representations and warranties contained in Section 3 below and on its own examination of the Company and the terms of, and consequences of holding, the Securities. Purchaser further acknowledges that the provisions of this Section 2(j) are for the benefit of, and may be enforced by, the Placement Agent.

3.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
           ----------------------------------------------

           The Company represents and warrants to each Purchaser as follows:

           (a) ORGANIZATION AND QUALIFICATION. The Company and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Except as set forth on Schedule 3(a), the Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the Securities, (ii) the ability of the Company to perform its obligations hereunder or under the Certificate of Designation, the Warrants or the Registration Rights Agreement or
(iii) the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, taken as a whole.

           (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants and the Registration Rights Agreement, to issue and sell the Units in accordance with the terms hereof, to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation and to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of such Warrants; (ii) the execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, any committee of the Board of Directors or the Company's shareholders is required, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company of the Warrants and the Registration Rights Agreement, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

           (c) STOCKHOLDER AUTHORIZATION. The Company believes that neither the execution, delivery or performance of this Agreement, the Warrants or the Registration Rights Agreement by the Company nor the consummation by it of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Preferred Shares or Warrants or the issuance, reservation for issuance or listing of the Conversion Shares or Warrant Shares) requires any consent, approval or authorization of the Company's stockholders.

           (d) CAPITALIZATION. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Shares and Warrants) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares to be reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants is set forth on SCHEDULE 3(D). All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such warrants, options or preferred stock, will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Preferred Shares, the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth on SCHEDULE 3(D), as of the date of this Agreement,
(i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). Except as set forth on SCHEDULE 3(D), (i) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities in accordance with the terms of this Agreement, the Certificate of Designation or the Warrants, (ii) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries, and (iii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws as in effect on the date hereof (the "BY-LAWS"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company. The Certificate of Designation, in the form attached hereto, will be duly filed prior to Closing with the Secretary of State of the State of Delaware and, upon the issuance of the Preferred Shares in accordance with the terms hereof, each Purchaser shall be entitled to the rights set forth therein.

           (e) ISSUANCE OF SHARES. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability on the holders thereof. The Conversion Shares and Warrant Shares are duly authorized and, in accordance with the Certificate of Designation, reserved for issuance, and, upon conversion of the Preferred Shares and exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

           (f) NO CONFLICTS. The execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company, the performance by the Company of its obligations under the Certificate of Designation, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Shares, Warrants, Conversion Shares and Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a

Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and the Registration Rights Agreement, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Warrants or the Registration Rights Agreement or to perform its obligations under the Certificate of Designation, in each case in accordance with the terms hereof or thereof. Except as set forth on SCHEDULE 3(F), the Company is not in violation of the listing requirements of the NASDAQ SmallCap Market and does not reasonably anticipate that the Common Stock will be delisted by NASDAQ for the foreseeable future.

           (g) SEC DOCUMENTS, FINANCIAL STATEMENTS. Since December 31, 1995, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has delivered to the Purchasers true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements, (ii) liabilities not required by GAAP to be disclosed on a balance sheet prepared in accordance with GAAP, and (iii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i), (ii) and (iii), individually or in the aggregate, are not material to the financial condition or operating results of the Company. Neither the Company nor any of its subsidiaries or any of their officers, directors, employees or agents have provided the Purchasers with any material, nonpublic information.

           (h) ABSENCE OF CERTAIN CHANGES. Since December 31, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in SCHEDULE 3(H) or in the SEC Documents filed prior to the date hereof.

           (i) ABSENCE OF LITIGATION. Except as set forth on SCHEDULE 3(I) and as expressly disclosed in the SEC Documents filed prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

           (j) INTELLECTUAL PROPERTY. Each of the Company and its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted and as described in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997. To the best knowledge of the Company, neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles, which alleged pending conflict or alleged infringement, if adversely determined, would result in a Material Adverse Effect. Except as disclosed in the SEC Documents filed prior to the date hereof, the termination of the Company's ownership of, or right to use, any single Intangible would not result in a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company's or its subsidiaries' ownership or right to use its Intangibles and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or its subsidiaries.

           (k) FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

           (l) DISCLOSURE. All information relating to or concerning the Company set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to the primary issuance of the Company's securities.

           (m) ACKNOWLEDGMENT REGARDING PURCHASERS' PURCHASE OF THE UNITS. The Company acknowledges and agrees that none of the Purchasers or the Placement Agent is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between the Company and the Purchasers and the Placement Agent is "arms-length" and any statement made by any Purchaser or the Placement Agent or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to such Purchaser's purchase of Securities or such Placement Agent's role as a placement agent and has not been relied upon by the Company, its officers or its directors in any way. The Company further acknowledges that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

           (n) FORM S-3 ELIGIBILITY. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreement).

           (o) NO GENERAL SOLICITATION. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

           (p) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

           (q) NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby, except for The Zanett Securities Corporation.

           (r) ACKNOWLEDGMENT OF DILUTION. The number of Conversion Shares issuable upon conversion of the Preferred Shares may increase in certain circumstances, including if the trading price of the Common Stock declines. The Company's executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Designation is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders. Taking the foregoing into account, the Company's Board of Directors has determined in its good faith business judgment that the issuance of the Preferred Shares and Warrants hereunder and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

           (s) TITLE. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 3(S) or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

           (t) TAX STATUS. Except as set forth on SCHEDULE 3(T), the Company and each of its subsidiaries has made or filed all foreign, federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on SCHEDULE 3(T), there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. Except as set forth on SCHEDULE 3(T), none of the Company's tax returns is presently being audited by any taxing authority.

           (u) ENVIRONMENTAL LAWS. The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval. No contaminant, pollutant or toxic or hazardous waste has been generated, used, treated, stored or disposed of at, or transported to or from, or released into the air, soil, surface or ground waters at, on or under any real property at any time owned, leased, operated or used by the Company. The Company is not currently involved in and no person or entity has taken any action or threatened or proposed to involve the Company in any environmental clean-up or remediation or sought to expose the Company to contribution or liability for such remediation.

           (v) REGULATORY PERMITS. The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

           (w) NO OTHER AGREEMENTS. The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by this Agreement, the Certificate of Designation, the Registration Rights Agreement and the Warrants except as set forth in such documents.

4.         COVENANTS.

           (a) BEST EFFORTS. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and Section 7 of this Agreement.

           (b) FORM D: BLUE SKY LAWS. The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date.

           (c) REPORTING STATUS. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

           (d) USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Shares and Warrants as set forth in SCHEDULE 4(D).

           (e) EXPENSES. Except as otherwise provided herein, in the Placement Agency Agreement and in the Registration Rights Agreement, each party hereto shall be responsible for its own expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith.

           (f) FINANCIAL INFORMATION. The Company shall send the following reports to each Purchaser until such Purchaser transfers, assigns or sells all of its Securities: (i) within 10 days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB, its proxy statements and any Current Reports on Form 8-K; (ii) within one day after release, copies of all press releases issued by the Company or any of its subsidiaries; and (iii) copies of any notices and other information made available or given to shareholders of the Company generally, contemporaneously with making available or giving thereof to such shareholders.

           (g) RESERVATION OF SHARES. The Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares in connection therewith and the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith, subject to and as otherwise required by the Certificate of Designation and the Warrants.

           (h) LISTING. The Company shall promptly secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any Purchaser (or any of their affiliates) own any Securities, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Preferred Shares and exercise of the Warrants. The Company will use its best efforts to continue the listing and trading of its Common Stock on the NASDAQ Small Cap Market ("NSCM"), the NASDAQ National Market ("NNM"), the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX") and will comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the NSCM, NNM, NYSE or AMEX as applicable. The Company shall promptly provide to each holder of Preferred Shares or Warrants copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on the NSCM or, if applicable, any other securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

           (i) CORPORATE EXISTENCE. So long as a Purchaser beneficially owns any Securities, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the Certificate of Designation, the Warrants (except as otherwise provided therein) and the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all Preferred Shares and exercise in full of all Warrants outstanding as of the date of such transaction and (ii) is a publicly traded corporation whose common stock is listed for trading on the NSCM, NNM, NYSE or AMEX. Notwithstanding the foregoing, the Company covenants and agrees that it will not engage in any merger, consolidation or sale of all or substantially all of its assets at any time prior to the effectiveness of the registration statement required to be filed pursuant to the Registration Rights Agreement without (A) providing each Purchaser with written notice of such transaction at least 60 days prior to the consummation of such transaction, (B) obtaining the written consent of the Purchasers holding a majority-in-interest of the then outstanding Preferred Shares on or before the 10th day after the delivery of such notice by the Company, and (C) publicly announcing such transaction.

           (j) NO INTEGRATED OFFERINGS. The Company shall not make any offers or sales of any security (other than pursuant to this Agreement and the Registration Rights Agreement) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

           (k) LEGAL COMPLIANCE. The Company shall conduct its business and the business of its subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

           (l) FILING OF FORM 8-K. On or before the fifth (5th) business day following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement, the Certificate of Designation, the Registration Rights Agreement and the Warrants in the form required by the Exchange Act.

           (m) CAPITAL AND SURPLUS; SPECIAL RESERVES. The amount to be represented in the capital account for the Series A Preferred Stock at all times for each outstanding share of Series A Preferred Stock shall be an amount equal to the Redemption Amount therefor.

           (n) NO MANIPULATION. So long as a Purchaser beneficially owns any Preferred Shares, neither the Purchaser nor any person acting on behalf of such Purchaser shall take any action intended to decrease the trading price of the Company's Common Stock during any period in which the Conversion Price (as defined in the Certificate of Designation) is being computed for purposes of any conversion of Preferred Shares under the Certificate of Designation. Notwithstanding the foregoing, the provisions of this subsection (n) shall not prohibit a sale by a Purchaser of shares of Common Stock effected on the date on which a notice of conversion of Preferred Shares is delivered to the Company entitling such Purchaser to receive a number of shares of Common Stock at least equal to the number of shares so sold.

           (o) NO FIVE PERCENT HOLDERS. As more fully provided in the Certificate of Designation and subject to the terms and limitations provided in the Certificate of Designation, a holder of the Preferred Shares shall not be entitled to receive shares of Common Stock upon conversion where receipt of such Common Stock would result in such holder of Preferred Shares beneficially owning more than 4.99% of the Company's outstanding Common Stock.

           (p) ADDITIONAL EQUITY CAPITAL; RIGHT OF FIRST OFFER. The Company agrees from the date of this Agreement until the earlier of (i) five (5) years from the date of this Agreement or (ii) such time as the Purchasers no longer own any Preferred Shares or Common Stock (the "LOCK-UP PERIOD"), the Company will not, without the prior written consent of Purchasers (or their designated agents) holding at least a majority-in-interest of the then outstanding Preferred Shares, which consent shall not be unreasonably withheld, contract with any party to obtain additional equity financing (including any debt financing with an equity component) (as defined below) ("FUTURE OFFERINGS"). For purposes of determining the majority-in-interest under this subsection (p), the holders of outstanding Conversion Shares shall be deemed to hold the number of Preferred Shares that were converted to such Conversion Shares. In addition, the Company will not conduct any Future Offering during the Lock-Up Period, unless it shall have first delivered to each Purchaser at least ten (10) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing each Purchaser and its affiliates, an option during the ten (10) business day period following delivery of such notice to purchase up to the Applicable Portion (as defined below) of the securities being offered in the

Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this and the immediately preceding sentence are collectively referred to as the "Capital Raising Limitations"). The Capital Raising Limitations shall not apply to any transaction involving issuances of securities as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or as consideration for the acquisition of a business, product or license by the Company. The Capital Raising Limitations also shall not apply to (i) the issuance of securities pursuant to an underwritten public offering, (ii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, or (iii) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option, bonus plan or restricted stock plan for the benefit of the Company's employees, consultants or directors pursuant to plans approved by a majority of the Board of Directors who are not officers of the Company or a majority of the Board's compensation committee, if any. The "APPLICABLE PORTION" shall mean a fraction, the numerator of which is the number of Units purchased by such Purchaser hereunder and the denominator of which is the total number of Units purchased by all of the Purchasers hereunder.

           (q) STOCKHOLDER APPROVAL. The Company shall hold an annual or special meeting of its stockholders as soon as practicable, but in no event later than one hundred and twenty (120) days after the date hereof and use its best effort to obtain at such meeting such approvals of the Company's stockholders as may be required to issue all of the shares of Common Stock issuable upon full conversion of, or as dividends on or otherwise with respect to, the Preferred Shares (issuable at the First Closing and the Second Closing, if any, hereunder) and the full exercise of, or otherwise with respect to, the Warrants (issuable at the First Closing and the Second Closing, if any, hereunder) without violating NASD Rules 4310(c)(25)(H) or 4460(i) (or any successor rules thereto which may then be in effect) (the "STOCKHOLDER APPROVAL"). The Company shall comply with the filing and disclosure requirements of Section 14 promulgated under the Exchange Act in connection with the solicitation, acquisition and disclosure of such Stockholder Approval. The Company represents and warrants that Gerard Semhon, the Company's Chief Executive Officer, has agreed to vote all of the shares of Common Stock which he beneficially owns in favor of the Stockholder Approval proposal.

5.         TRANSFER AGENT INSTRUCTIONS.

           (a) The Company shall instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by such Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants, as applicable.

           (b) The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the transfer of the Conversion Shares or Warrant Shares prior to registration of the Conversion Shares and Warrant Shares under the Securities Act or without an exemption therefrom, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way each Purchaser's obligations and agreement set forth in Section 2(g) hereof to resell the Securities pursuant to an effective registration statement or under an exemption from the registration requirements of applicable securities law.

           (c) If a Purchaser provides the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or a Purchaser provides the Company with reasonable assurances that such Securities may be sold under Rule 144, the Company shall permit the transfer and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser.

6.         CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
           -----------------------------------------------

           The obligation of the Company hereunder to issue and sell the Units to a Purchaser at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that such conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing prior written notice to each Purchaser. The obligation of the Company to issue and sell the Units to any Purchaser hereunder is distinct and separate from its obligation to issue and sell Units to any other Purchaser hereunder and any failure by one or more Purchasers to fulfill the conditions set forth herein or to consummate the purchase of Units hereunder will not relieve the Company of its obligations with respect to any other Purchaser.

           (a) The applicable Purchaser shall have executed this Agreement and the Registration Rights Agreement, and delivered executed copies to the Company.

           (b) The applicable Purchaser shall have delivered the Purchase Price for the Units in accordance with Section 1(b) above.

           (c) The representations and warranties of the applicable Purchaser shall be true and correct as of the date when made and as of the date and time of such closing as though made at that time (except for representations and warranties that relate to a different date, which shall be true and correct as of such date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing Date.

           (d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits the consummation of any of the transactions contemplated by this Agreement.

           (e) In the case of the First Closing, this Agreement shall have been executed by Purchasers that are obligated to purchase an aggregate of at least 1,500 Units and such Purchasers shall have delivered the Purchase Price therefor in accordance with Section 1(b) hereof. In the case of the Second Closing, the Purchasers shall have elected, in their sole discretion, to purchase an additional 3,000 Units and such Purchasers shall have delivered the Purchase Price therefor in accordance with Section 1(b) hereof.

7.         CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE.
           ------------------------------------------------------

           The obligation of each Purchaser hereunder to purchase the Units to be purchased by it at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that such conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in such Purchaser's sole discretion:

           (a) The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered executed copies to such Purchaser.

           (b) The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware and a copy thereof certified by the Secretary of State of the State of Delaware shall have been delivered to such Purchaser.

           (c) The Company shall have delivered to such Purchaser duly executed certificates and Warrant agreements (each in such denominations as such Purchaser shall request) representing the Preferred Shares and Warrants being so purchased by such Purchaser in accordance with Section 1(b) above.

           (d) The Common Stock shall be authorized for quotation and listed on the NSCM and trading in the Common Stock (or the NSCM generally) shall not have been suspended by the SEC or the NSCM and a listing application for the inclusion of the Conversion Shares and Warrant Shares on the NSCM shall have been filed.

           (e) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that relate to a different date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date to the foregoing effect and as to such other matters as such Purchaser may reasonably request.

           (f) No litigation, statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

           (g) Such Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser and in substantially the form of EXHIBIT D attached hereto.

           (h) The Company shall have delivered evidence reasonably satisfactory to the Purchasers that the Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached hereto as EXHIBIT E.

           (i) There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, since the date hereof, and no information, of which the Purchasers are not currently aware, shall come to the attention of the Purchasers that is materially adverse to the Company.

           (j) The aggregate number of Units being purchased hereunder by all Purchasers at the First Closing shall be 1,500 Units.

           (k) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Purchaser.

           (l) The Company shall have delivered to such Purchaser a certificate evidencing the incorporation and good standing of the Company and each of its subsidiaries in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of the Closing Date.

           (m) The Company shall have delivered to such Purchaser a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Closing Date.

           (n) The Company shall have delivered to such Purchaser a secretary's certificate, dated as of the Closing Date, as to (i) the resolutions described in Section 7(k), (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

           (o) In the case of the Second Closing, the Purchasers shall have elected, in their sole discretion, to conduct such Second Closing.

8.         GOVERNING LAW; MISCELLANEOUS.
           -----------------------------

           (a) GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of choice of law or conflicts of laws that would defer to the substantive law of another jurisdiction. The Company irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the State of Delaware, in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that any and all claims arising out of this Agreement or related to the transactions contemplated by this Agreement shall be determined exclusively in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process mailed by first class mail shall be deemed in every respect effective service of process in any such suit or proceeding. Nothing herein shall affect the right of any Purchaser to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

           (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

           (c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

           (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

           (e) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser.

           (f) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed facsimile, and shall be effective upon receipt or refusal of receipt, if delivered personally or by courier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

                               If to the Company:

                               Azurel Ltd.
                               509 Madison Avenue
                               New York, New York 10022
                               Facsimile: (212) 317-0713
                               Attn: Chief Financial Officer

                               With a copy to:

                               Gersten, Savage, Kaplowitz & Fredericks, LLP
                               101 East 52nd Street
                               New York, New York 10022
                               Facsimile: (212) 980-5192
                               Attn: Jay M. Kaplowitz

           If to any Purchaser, to such address set forth under such Purchaser's name on the Execution Page hereto executed by such Purchaser.

           Each party shall provide notice to the other parties of any change in address.

           (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein or therein, the Company shall not assign this Agreement, the Registration Rights Agreement or the Warrants or any rights or obligations hereunder or thereunder.

           (h) THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except for the provisions of Section 2(j) and Section 3(m) which are for the benefit of, and may be enforced by, the Placement Agent.

           (i) SURVIVAL. The representations, warranties, agreements and covenants of the Company set forth in Sections 3, 4, 5 and 8 hereof shall survive the Closing notwithstanding any investigation conducted by or on behalf of any Purchasers. None of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies a Purchaser may have under applicable federal or state securities laws. The Company shall indemnify and hold harmless each Purchaser and each of such Purchaser's officers, directors, employees, partners, members, agents and affiliates for all losses or damages arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of reasonable expenses as they are incurred.

           (j) PUBLICITY. The Company and each Purchaser shall have the right to review before issuance any press releases, SEC or NASDAQ filings, or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior review of the Purchasers, to make any press release or SEC or NASDAQ filings with respect to such transactions as is required by applicable law and regulations (although the Purchasers shall be consulted by the Company in connection with any such press release and filing prior to its release and shall be provided with a copy thereof).

           (k) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

           (l) TERMINATION. In the event that the Closing shall not have occurred on or before August 19, 1998, unless the parties agree otherwise, this Agreement shall terminate at midnight, New York City time on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

           (m) JOINT PARTICIPATION IN DRAFTING. Each party to this Agreement has participated in the negotiation and drafting of this Agreement, the Certificate of Designation, the Warrants and the Registration Rights Agreement. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

           (n) EQUITABLE RELIEF. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Securities, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.


AZUREL LTD.

    By:   ________________________________
    Name: ________________________________
    Title:________________________________

PURCHASER:

ZANETT LOMBARDIER, LTD.


By:
   Name:  ________________________________
   Title: ________________________________

RESIDENCE:           Cayman Islands

ADDRESS:
                     c/o Bank Julius Baer Trust Co.
                     Kirk House, P. O. Box 1100
                     Grand Cayman, Cayman Islands
                     British West Indies
                     Telecopy: (345) 949-0993
                     Attention: Peter Goulden

with copies of all notices to:

                     The Zanett Securities Corporation
                     Tower 49, 31st Floor
                     12 East 49th Street
                     New York, New York 10017
                     Telecopy: (212) 343-2121
                     Attention: Claudio Guazzoni


                               SUBSCRIPTION AMOUNT

                                          First Closing          Second Closing
                                                                 (Optional)

Number of Units                           1,000                  2,000
Purchase Price ($1,000 per Unit):         $1,000,000             $2,000,000

           IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.


AZUREL LTD.

    By:   __________________________
    Name: __________________________
    Title:__________________________

PURCHASER:

GOLDMAN SACHS PERFORMANCE PARTNERS, L.P.
BY:        COMMODITIES CORPORATION LLC, ITS GENERAL PARTNER


By: ________________________________
    Name:
    Title:

RESIDENCE: Delaware

ADDRESS:   c/o Commodities Corporation LLC
           701 Mount Lucas Road
           CN 850
           Princeton, NJ  08540


                               SUBSCRIPTION AMOUNT

                                          First Closing        Second Closing
                                                               (Optional)

Number of Units                           276                   552
Purchase Price ($1,000 per Unit):         $276,000              $552,000

           IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.



AZUREL LTD.

    By:   __________________________
    Name: __________________________
    Title:__________________________

PURCHASER:

GOLDMAN SACHS PERFORMANCE PARTNERS (OFFSHORE), L.P.
BY:        COMMODITIES CORPORATION LLC, ITS GENERAL PARTNER


By:
    Name: __________________________
    Title:__________________________

RESIDENCE: Cayman Islands

ADDRESS:   P.O. Box 309
           South Church Street
           George Town, Grand Cayman
           Cayman Islands

with copies of all notices to:

            c/o Commodities Corporation LLC
            701 Mount Lucas Road
            CN 850
            Princeton, NJ  08540


                               SUBSCRIPTION AMOUNT

                                         First Closing        Second Closing
                                                              (Optional)

Number of Units                           224                  448
Purchase Price ($1,000 per Unit):         $224,000             $448,000